*NEW ISSUE* $617+mm CIT Small Ticket Equipment 2008-VT1 **ANNOUNCEMENT**

LEADS/BOOKS: Barclays / JPM 100% POT

Co-Managers: BNP, BAS, SG

Cls	$Amt-mm		WAL	M/S&P/F	WINDOW	E. FINAL	L. FINAL	BENCH+TALK	STATUS
A-1	200.	000	0.46	P-l/A-1+/F1+	11	04/20/09	05/20/09	IntL+
A-2A	[152.	000]	1.35	Aaa/AAA/AAA	11	02/22/10	10/20/10	EDSF+
A-2B	[152.	000]	1.35	Aaa/AAA/AAA	11	02/22/10	10/20/10	1mL+
A-3A	[200.	751]	2.62	Aaa/AAA/AAA	19	08/22/11	12/22/14	IntS+
A-3B	[200.	751]	2.62	Aaa/AAA/AAA	19	08/22/11	12/22/14	1mL+
B	18.	837	1.49	AA/AA	*** **** **** NOT OFFERED **** **** ***
C	26.	866	1.49	A/A	*** **** **** NOT OFFERED **** **** ***
D	19.	145+	1.49	BBB/BBB	*** **** **** NOT OFFERED **** **** ***

PAYMENT DATES: 20th of each month, beginning June 20, 2008
EXPECTED SETTLE: May 14, 2008
INDENTURE TRUSTEE: M&T Bank

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.